Exhibit 99.2

K2 INC. 2006 LONG-TERM INCENTIVE PLAN

[FORM OF NONQUALIFIED STOCK OPTION AGREEMENT -

EMPLOYEE]

AGREEMENT (this “Agreement”) dated as of May 23, 2006, between K2 Inc., a Delaware corporation (the “Company”), and ______________ (“Optionee”).

1. Grant. The Company hereby grants to Optionee an option (the “Option”), intended not to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), to purchase, subject to the terms and conditions set forth herein and in the K2 Inc. 2006 Long-Term Incentive Plan (the “Plan”), all or any part of [INSERT NUMBER] shares of Common Stock, $1.00 par value per share, of the Company at a price of $11.15 per share. Terms used herein which are defined in the Plan have the meanings therein set forth.

2. Time for Exercise. Subject to the provisions of Section 12, the Option may not be exercised prior to the expiration of one year from the date hereof. Thereafter the Option may be exercised as to the percentages of the shares initially subject hereto as follows:

After one year	20%
After two years	50%
After three years	100%

3. Expiration. The Option shall expire upon the earlier to occur of the following:

(a) ten years from the date hereof,

(b) upon the termination of Optionee’s Continuous Service terminates, except as provided in paragraphs 8, 9 and 10 below;

(c) under certain circumstances, upon the occurrence of a Change of Control, as provided herein.

4. Certain Matters Affecting Continuous Service. Optionee shall not be deemed to have terminated Continuous Service during any leave of absence approved by the Board of Directors or the committee which administers the Plan (the “Committee”). The Option shall not be affected by any change of duties or position of Optionee (including transfer to or from a Subsidiary) so long as Optionee’s Continuous Service has not terminated.

5. Method of Exercise. The Option may be exercised by delivery to the Company (attention: Secretary) of a written notice of exercise specifying the number of shares being purchased, accompanied by payment therefor as follows:

(a) in cash or by check, bank draft or money order payable to the order of the Company;

(b) through the delivery of unencumbered shares of Common Stock of the Company held by Optionee for more than six months having a total Fair Market Value on the date of delivery equal to the purchase price, or through a combination of shares and cash as provided above; or

(c) on such other terms and conditions as may be acceptable to the Board or the Committee.

6. Fractional Shares; Minimum Purchase. No fractional shares, and not less than ten (10) whole shares, may be purchased upon any exercise unless the number so purchased is the total remaining number of shares then available for purchase hereunder.

7. Tax Withholding. Upon the exercise of the Option, the Optionee shall pay to the Company, in addition to the full payment of the purchase price, an amount sufficient to satisfy the Company’s obligations to withhold federal, state and local income and other taxes with respect to the exercise of the Option. In the discretion of the Board or the Committee, such withholding obligation may be satisfied by (i) delivery of shares of Common Stock of the Company already owned by the Optionee or (ii) reducing the number of shares of Common Stock otherwise deliverable upon such exercise, in each case valued at the Fair Market Value on the date of exercise.

8. Termination of Continuous Service. If the Optionee’s Continuous Service terminates for any reason other than Optionee’s death, Disability or for Cause, Optionee shall have the right at any time within three months after such termination (but in no event later than the expiration date specified in Paragraph 3(a) and (c) hereof) to exercise the Option as to those shares, if any, which were purchasable by him as of the date of such termination. Disability for this Agreement shall mean, with respect to Optionee, the inability of such Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409 A(a)(2)(c)(i) of the Code. In the event of the death of Optionee during such three-month period, the Option may be exercised at any time during the balance of such three-month period, by the person or persons to whom his rights under this Agreement shall pass by will or the laws of descent and distribution or, if appropriate, by the legal representative of the estate of Optionee, but only to the extent that Optionee was entitled to exercise the Option at the date of his termination of Continuous Service, and in no event later than the expiration date specified in Paragraph 3(a) and (c) hereof.

9. Disability. If Optionee’s Continuous Service terminates on account of Disability, Optionee may exercise the Option at any time within one year from such termination, but only to the extent he was entitled to exercise it at the date of such termination, and in no event later than the expiration date specified in Paragraph 3(a) and (c) hereof. In the event of the death of Optionee during such one-year period, the Option may be exercised at any time during the balance of such one-year period, by the person or persons to whom his rights under this Agreement shall pass by will or the laws of descent and distribution or, if appropriate, by the legal representative of the estate of Optionee, but only to the extent that Optionee was entitled to exercise the Option at the date of his termination of Continuous Service, and in no event later than the expiration date specified in Paragraph 3(a) and (c) hereof.

10. Death. In the event of the death of Optionee during the Optionee’s Continuous Service, the Option may be exercised at any time within one year after Optionee’s death by the person or persons to whom his rights under this Agreement shall pass by will or the laws of descent and distribution, or if appropriate, by the legal representative of the estate of Optionee, but only to the extent that Optionee was entitled to exercise the Option at the date of his death, and in no event later than the expiration date specified in Paragraph 3(a) and (c) hereof.

11. Cause. If Optionee’s Continuous Service is terminated for Cause or if it is discovered after Optionee’s termination of Continuous Service for any other reason that Optionee had engaged in conduct that would have justified a termination for Cause, the Option shall immediately be canceled.

12. Change in Control.

(a) Result of a Change of Control Other Than a Corporate Transaction. In the event of a Change of Control (as defined in subsection (c) below) other than a Corporate Transaction (as defined in subsection (c) below) immediately prior thereto the Option shall vest and become fully exercisable to the extent not already fully vested or fully exercisable. Further, Optionee shall be given a reasonable opportunity to exercise his or her Options prior to the Change of Control, unless determined otherwise by the Committee prior to the Change of Control.

(b) Result of Corporate Transaction.

(i)	In the event of a Corporate Transaction, immediately prior thereto the Option shall vest and become fully exercisable to the extent not already fully vested or fully exercisable, with a reasonable opportunity to exercise the Option, prior to the Corporate Transaction, unless the Option is assumed by the successor entity in the Corporate Transaction, in which event the Option shall not become fully vested or exercisable, but shall continue to vest (or not) in accordance with its terms. If the Option is not so assumed, it shall terminate and expire upon the closing of such Corporate Transaction. If the Option is so assumed, it shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities or other property which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to the Option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price of the Option, provided the aggregate amount payable for the Option shall remain the same.

(ii)	In the event that the Option assumed in connection with a Corporate Transaction as set forth in Section 12(b)(i), and Optionee’s Continuous Service is subsequently involuntarily terminated by the Company, any of its Subsidiaries or any of their respective successors after the Corporate Transaction (other than termination as a result of Cause) within one (1) year following the Corporation Transaction, the Option shall immediately vest in full, and shall be exercisable, as applicable, until the earlier of the close of business on the sixtieth (60th) day following such termination or the expiration of the Option in accordance with its terms.

(c) Change of Control Defined. For purposes of this Agreement and the Plan, a “Change of Control” shall be deemed to have occurred if:

(i)	any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Company’s outstanding securities;

(ii)	there is a change in the composition of the Board over a period of twenty-four (24) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least two-thirds of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board;

(iii)	a merger or consolidation occurs in which the Company is not the surviving entity, or any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger (a “Corporate Transaction”); or

(iv)	all or substantially all of the Company’s assets are sold or transferred other than in connection with an internal reorganization of the Company.

13. No Privileges of Ownership. Optionee shall not be entitled to any privileges incident to stock ownership as to any shares of stock acquired pursuant to exercise of the Option until certificates representing such shares have actually been issued and delivered to Optionee.

14. Modification of Rights. The rights of Optionee are subject to modification in certain events as provided in the Plan.

15. Assignment or Transfer Prohibited. The Option may not be assigned or transferred otherwise than by will or by the laws of descent and distribution, and may be exercised during the life of Optionee only by Optionee or Optionee’s guardian or legal representative. Neither the Option nor any right hereunder shall be subject to attachment, execution or other similar process. In the event of any attempt by the Optionee to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any right hereunder, except as provided for herein, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Option by notice to the Optionee, and the Option shall thereupon become null and void.

16. Application of Plan; Governing Law. The Option shall be governed by and interpreted in accordance with the terms of the Plan and the laws of the State of Delaware, without giving effect to principles of conflict-of-laws. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall be controlling.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

K2 INC.

By:

Name:

Title:

OPTIONEE

By:

Name: